Exhibit 11

SHELDAHL, INC. AND SUBSIDIARY
STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
(in thousands, except per share data)

                                        	For The Six Months Ended

                                       	February 27,    	February 28,
                                           	1998            	1997
Basic earnings per share

Weighted average number of issued
   shares outstanding                     	9,084            	8,934
                                        	=======	          =======

Net loss	                               $(9,427)         	$(3,259)

Convertible preferred dividends
  accrued	                                 (359)     	           -
                                        	_______	          _______

Net loss applicable to common
 shareholders	                          $(9,786)         	$(3,259)
                                        	=======          	=======

Net loss per common share               	$(1.08)	          $(0.36)
                                        	=======	          =======

Diluted earnings per share

Weighted average number of issued
   shares outstanding                     	9,084	            8,934

Effect of preferred stock under
   treasury method                            	-                	-

Effect of exercise of stock options
   under the treasury stock method	            -	                -
                                        	_______	          _______

Weighted average shares
   outstanding used to compute
   basic earnings per share	               9,084	            8,934
                                        	=======	          =======

Net loss	                               $(9,427)	         $(3,259)

Convertible preferred dividends
   accrued	                                (359)     	           -
                                        	_______	          _______

Net loss applicable to common
   shareholders	                        $(9,786)	         $(3,259)
                                        	=======	          =======

Net loss per common share	               $(1.08)	          $(0.36)
                                        	=======	          =======
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											Exhibit 11

SHELDAHL, INC. AND SUBSIDIARY
STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
(in thousands, except per share data)

                                       	For The Three Months Ended

                                      	February 27,    	February 28,
                                          	1998            	1997
Basic earnings per share

Weighted average number of issued
   shares outstanding                    	9,131            	8,956
                                       	=======	          =======

Net loss                              	$(6,750)         	$(1,526)

Convertible preferred dividends
   accrued	                               (172)      	          -
                                       	_______	          _______

Net loss applicable to common
   shareholders	                       $(6,922)         	$(1,526)
                                       	=======	          =======

Net loss per common share	              $(0.76)	          $(0.17)
                                       	=======	          =======


Diluted earnings per share

Weighted average number of issued
   shares outstanding                    	9,131	            8,956

Effect of preferred stock under
   treasury method	                           -	                -

Effect of exercise of stock options
   under the treasury stock method	           -	                -
                                       	_______	          _______

Weighted average shares
   outstanding used to compute
   basic earnings per share	              9,131	           8,956
                                       	=======	         =======

Net loss                              	$(6,750)        	$(1,526)

Convertible preferred dividends
   accrued	                               (172)	               -
                                       	_______	         _______

Net loss applicable to common
   shareholders	                       $(6,922)	        $(1,526)
                                       	=======	         =======

Net loss per common share              	$(0.76)	         $(0.17)
                                       	=======	         =======
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